Exhibit 99.1

CUSIP No. 65345M108	13G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of common stock of Nextdoor Holdings, Inc.

Dated: February 14, 2023

REDPOINT OMEGA II, L.P.
By its General Partner, Redpoint Omega II, LLC

By:	/s/ Satish Dharmaraj
Satish Dharmaraj
Manager

REDPOINT OMEGA ASSOCIATES II, LLC

By:	/s/ Satish Dharmaraj
Satish Dharmaraj
Manager

REDPOINT OMEGA II, LLC

By:	/s/ Satish Dharmaraj
Satish Dharmaraj
Manager